Exhibit 99.1

TE Connectivity Reports Fiscal Fourth Quarter and Full Year Results

SCHAFFHAUSEN, Switzerland — October 28, 2015 — TE Connectivity Ltd. (NYSE: TEL) today reported results for the fiscal fourth quarter and year ended September 25, 2015.

Fourth Quarter Highlights

•                  Net sales were $2.98 billion, down 3 percent versus the prior year and flat organically, and up 6 percent in constant currency

•                  Adjusted Earnings Per Share (EPS) from continuing operations were $0.90, up 2 percent versus the prior year and up 15 percent in constant currency

•                  Diluted Earnings Per Share from continuing operations (GAAP EPS) were $0.34 versus $1.48 in the prior year primarily due to tax items

•                  Returned $759 million to shareholders through dividends and share repurchases

Full Year Highlights

•                  Net sales increased to $12.2 billion, up 4 percent organically versus the prior year; up 10 percent in constant currency

•                  Adjusted Earnings Per Share (EPS) from continuing operations were $3.60, up 9 percent versus the prior year and up 19 percent in constant currency

•                  Diluted Earnings Per Share from continuing operations (GAAP EPS) were $3.01 versus $3.87 in the prior year primarily due to tax items

•                  Returned $1.7 billion to shareholders including $1.2 billion in share repurchases

•                  Strengthened portfolio with four acquisitions and Broadband Network Solutions (BNS) divestiture; established TE as a leader in the attractive sensors market; increased harsh environment businesses to 80 percent of sales.

Tom Lynch, TE Connectivity Chairman and CEO stated, “For the full year, we delivered strong performance in a challenging macro environment. Sales were up 4 percent organically, and 10 percent on a constant currency basis due to the continued strength in our Automotive, Appliances, Commercial Air, SubCom and Sensors businesses. This more than offset approximately $1 billion in unfavorable foreign exchange translation, the precipitous decline in the Oil and Gas market, and a slowdown in China during the last two quarters of the fiscal year. We expanded adjusted operating margins by 80 bps and grew adjusted EPS 19 percent on a constant currency basis for the year due to strong execution, the strength of our harsh environment portfolio and productivity improvements driven by our TE Operating Advantage (TEOA) business system.

“In fiscal year 2015, we made good progress on our strategy,” said Lynch. “We completed four acquisitions, strengthening our leadership position in harsh environment solutions and establishing a leading Sensors business. We also sold our BNS business for $3 billion and are returning the vast majority of proceeds to shareholders. We ended the year with 80 percent of our portfolio focused on harsh environment applications, and 90 percent of our sales driven by connectivity and sensor solutions.

“In fiscal year 2016, we expect sales between $12.0 and $12.8 billion, up 1 percent on an actual basis and 3 percent organically at the midpoint of the range,” said Lynch. “This guidance reflects continued growth in the majority of our harsh environment businesses for the year, offset by softness in China and several Industrial markets in the first half of the fiscal year. We expect inventories to get back in balance and China markets to return to growth in our second half. Despite this challenging environment, we expect to deliver fiscal 2016 adjusted EPS of $3.80 to $4.20, up 11 percent at the midpoint of the range.”

FISCAL FOURTH QUARTER RESULTS

The company reported net sales of $2.98 billion compared to prior year sales of $3.07 billion. Adjusted EPS were $0.90, compared to $0.88 in the prior year. GAAP EPS were $0.34, compared to $1.48 in the prior year. GAAP EPS included $228 million of tax items, acquisition related charges, and restructuring and other charges. Free cash flow was $389 million for the quarter.

Excluding SubCom, total company orders were $2.6 billion and the book-to-bill ratio was 0.95.

OUTLOOK

For the fiscal first quarter 2016, the company expects net sales of $2.7 billion to $2.9 billion, reflecting a decline of 8 percent on an actual basis and down 4 percent on an organic basis year over year at the mid-point. The company expects adjusted EPS of $0.72 to $0.80 which represents a 15 percent decline at the mid-point. GAAP EPS are expected to be $0.62 to $0.70, including restructuring and other charges of $0.08 and acquisition related charges of $0.02. This outlook includes foreign exchange headwinds, reducing expected sales by $167 million and adjusted EPS by $0.05 year over year.

For the full year, the company expects net sales of $12.0 to $12.8 billion, reflecting 1 percent actual and 3 percent organic growth versus prior year at the mid-point; and adjusted EPS of $3.80 to $4.20 reflecting double-digit growth versus the prior year. GAAP EPS are expected to be $3.61 to $4.01, including restructuring and other charges of $0.16, and acquisition related charges of $0.03. The outlook includes foreign exchange headwinds, reducing expected sales by $262 million and adjusted EPS by $0.10 year over year as well as the impact of a 53rd week.

Information about TE Connectivity’s use of non-GAAP financial measures is provided below. For a reconciliation of these non-GAAP financial measures, see the attached tables.

CONFERENCE CALL AND WEBCAST

The company will hold a conference call today beginning at 8:30 a.m. EDT. The dial-in information is provided here:

•                  At TE Connectivity’s website: http://investors.te.com.

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the United States is (800) 230-1074, and for international callers, the dial-in number is (612) 234-9959.

•                  An audio replay of the conference call will be available beginning at 10:30 a.m. EDT on October 28, 2015, and ending at 11:59 p.m. EST on November 4, 2015. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States, the dial-in number is (320) 365-3844. The replay access code for all callers is 367168.

NON-GAAP MEASURES

“Organic Sales Growth,” “Sales in Constant Currency,” “Adjusted Operating Income,” “Adjusted Operating Income in Constant Currency,” “Adjusted Operating Margin,” “Adjusted Other Income, Net,” “Adjusted Income Tax Expense,” “Adjusted Income from Continuing Operations,” “Adjusted Earnings Per Share,” “Adjusted Earnings Per Share in Constant Currency,” and “Free Cash Flow” are non-GAAP measures and should not be considered replacements for results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP measures may not be comparable to similarly-titled measures reported by other companies. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP measures in combination with the most directly comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. The following provides additional information regarding these non-GAAP measures:

•                  Organic Sales Growth — is a useful measure of our underlying results and trends in the business. It is also a significant component in our incentive compensation plans. The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth consists of the impact from foreign currency exchange rates and acquisitions and divestitures, if any. Organic Sales Growth is a useful measure of our performance because it excludes items that: i) are not completely under management’s control, such as the impact of changes in foreign currency exchange rates; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity.

•                  Sales in Constant Currency — represents net sales (the most comparable GAAP measure) excluding the impact of fluctuations in foreign currency exchange rates between periods.  We believe constant currency information provides valuable supplemental information regarding our net sales.

•                  Adjusted Operating Income — represents operating income (the most comparable GAAP measure) before special items including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any. We utilize Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions. It also is a significant component in our incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it provides insight into our underlying operating results, trends, and the comparability of these results between periods.

•                  Adjusted Operating Income in Constant Currency — represents Adjusted Operating Income excluding the impact of fluctuations in foreign currency exchange rates between periods. We believe constant currency information provides valuable supplemental information regarding our operating income.

•                  Adjusted Operating Margin — represents operating margin (the most comparable GAAP measure) before special items including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any. We present Adjusted Operating Margin before special items to give investors a perspective on the underlying business results. This measure should be considered in conjunction with operating margin calculated using our GAAP results in order to understand the amounts, character and impact of adjustments to operating margin.

•                  Adjusted Other Income, Net — represents other income, net (the most comparable GAAP measure) before special items including tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, if any. We present Adjusted Other Income, Net as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP.

•                  Adjusted Income Tax Expense — represents income tax expense (the most comparable GAAP measure) after adjusting for the tax effect of special items including charges related to restructuring and other charges, acquisition related charges, impairment charges, other income or charges, and certain significant special tax items, if any. We present Adjusted Income Tax Expense to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below).

•                  Adjusted Income from Continuing Operations — represents income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) before special items including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior pe riod tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, the related tax effects. We present Adjusted Income from Continuing Operations as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. Adjusted Income from Continuing Operations provides additional information regarding our underlying operating results, trends and the comparability of these results between periods.

•                  Adjusted Earnings Per Share — represents diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) before special items, including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, the related tax effects. We present Adjusted Earnings Per Share because we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. It also is a significant component in our incentive compensation plans.

•                  Adjusted Earnings Per Share in Constant Currency — represents Adjusted Earnings Per Share excluding the impact of fluctuations in foreign currency exchange rates between periods.  We believe constant currency information provides valuable supplemental information regarding our earnings per share.

•                  Free Cash Flow (FCF) — is a useful measure of our ability to generate cash. The difference between net cash provided by continuing operating activities (the most comparable GAAP measure) and Free Cash Flow consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe Free Cash Flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations.

Free Cash Flow is defined as net cash provided by continuing operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment. These items are subtracted because they represent long-term commitments. Voluntary pension contributions are excluded from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including net payments related to pre-separation tax matters, also are considered by management in evaluating Free Cash Flow.

Free Cash Flow subtracts certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP measure indicates. It should not be inferred that the entire Free Cash Flow amount is available for future discretionary expenditures, as our definition of Free Cash Flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of Free Cash Flow.

FORWARD-LOOKING STATEMENTS

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results and our expected use of proceeds received from the sale of the Broadband Network Solutions business. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive industry and consumer devices industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that the operations of Measurement Specialties will not be successfully integrated into ours; the risk that revenue opportunities, cost savings and other anticipated synergies from the Measurement Specialties acquisition may not be fully realized or may take longer to realize than expected; and the risk that we do not realize the anticipated benefits from the sale of the Broadband Network Solutions business. More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 26, 2014 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

ABOUT TE CONNECTIVITY

TE Connectivity (NYSE: TEL) is a $12 billion global technology leader. Our connectivity and sensor solutions are essential in today’s increasingly connected world. We collaborate with engineers to transform their concepts into creations — redefining what’s possible using intelligent, efficient and high-performing TE products and solutions proven in harsh environments. Our 72,000 people, including 7,200 engineers, partner with customers in approximately 150 countries across a wide range of industries. We believe EVERY CONNECTION COUNTS — www.TE.com.

# # #

Contacts:	Media Relations:	Investor Relations:
	Jane Crawford	Sujal Shah
	TE Connectivity	TE Connectivity
	610-893-9689	610-893-9790
	Jane.crawford@te.com	Sujal.shah@te.com

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 25,	September 26,	September 25,	September 26,
	2015	2014	2015	2014
	(in millions, except per share data)
Net sales	$2,984	$3,072	$12,233	$11,973
Cost of sales	2,016	2,058	8,146	8,001
Gross margin	968	1,014	4,087	3,972
Selling, general, and administrative expenses	334	380	1,504	1,534
Research, development, and engineering expenses	148	150	627	583
Acquisition and integration costs	9	29	55	31
Restructuring and other charges, net	70	4	152	19
Operating income	407	451	1,749	1,805
Interest income	4	6	17	19
Interest expense	(32)	(34)	(136)	(127)
Other income (expense), net	9	6	(55)	63
Income from continuing operations before income taxes	388	429	1,575	1,760
Income tax (expense) benefit	(252)	185	(337)	(146)
Income from continuing operations	136	614	1,238	1,614
Income from discontinued operations, net of income taxes	904	49	1,182	167
Net income attributable to TE Connectivity Ltd.	$1,040	$663	$2,420	$1,781

Basic earnings per share attributable to TE Connectivity Ltd.:
Income from continuing operations	$0.34	$1.50	$3.06	$3.94
Income from discontinued operations	2.26	0.12	2.92	0.41
Net income	2.60	1.62	5.98	4.34

Diluted earnings per share attributable to TE Connectivity Ltd.:
Income from continuing operations	$0.34	$1.48	$3.01	$3.87
Income from discontinued operations	2.23	0.12	2.88	0.40
Net income	2.57	1.59	5.89	4.27

Dividends paid per common share	$0.33	$0.29	$1.24	$1.08

Weighted-average number of shares outstanding:
Basic	400	409	405	410
Diluted	405	416	411	417

TE CONNECTIVITY LTD.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 25,	September 26,
	2015	2014
	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$3,329	$2,457
Accounts receivable, net of allowance for doubtful accounts of $18 and $14, respectively	2,120	2,057
Inventories	1,615	1,509
Prepaid expenses and other current assets	478	519
Deferred income taxes	345	324
Assets held for sale	—	2,013
Total current assets	7,887	8,879
Property, plant, and equipment, net	2,920	2,920
Goodwill	4,824	3,726
Intangible assets, net	1,555	1,087
Deferred income taxes	2,144	2,047
Receivable from Tyco International plc and Covidien plc	964	1,037
Other assets	314	456
Total Assets	$20,608	$20,152

Liabilities and Equity
Current liabilities:
Current maturities of long-term debt	$500	$577
Accounts payable	1,143	1,230
Accrued and other current liabilities	1,749	1,594
Deferred revenue	185	176
Liabilities held for sale	—	416
Total current liabilities	3,577	3,993
Long-term debt	3,403	3,281
Long-term pension and postretirement liabilities	1,327	1,280
Deferred income taxes	329	229
Income taxes	1,954	2,044
Other liabilities	433	312
Total Liabilities	11,023	11,139
Commitments and contingencies
Equity:
TE Connectivity Ltd. shareholders’ equity:
Common shares, 414,064,381 shares authorized and issued, CHF 0.57 par value, and 419,070,781 shares authorized and issued, CHF 0.57 par value, respectively	182	184
Contributed surplus	4,359	5,231
Accumulated earnings	6,673	4,253
Treasury shares, at cost, 20,071,089 and 11,383,631 shares, respectively	(1,256)	(644)
Accumulated other comprehensive loss	(373)	(17)
Total TE Connectivity Ltd. shareholders’ equity	9,585	9,007
Noncontrolling interests	—	6
Total Equity	9,585	9,013
Total Liabilities and Equity	$20,608	$20,152

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 25,	September 26,	September 25,	September 26,
	2015	2014	2015	2014
	(in millions)
Cash Flows From Operating Activities:
Net income	$1,040	$663	$2,420	$1,781
Income from discontinued operations, net of income taxes	(904)	(49)	(1,182)	(167)
Income from continuing operations	136	614	1,238	1,614
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	161	143	616	551
Non-cash restructuring charges	6	2	21	16
Deferred income taxes	146	(333)	40	(281)
Provision for losses on accounts receivable and inventories	1	—	36	34
Tax sharing (income) expense	(10)	(6)	52	(65)
Share-based compensation expense	24	19	89	77
Other	46	4	105	50
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(85)	(15)	(210)	(182)
Inventories	(2)	(10)	(220)	(98)
Prepaid expenses and other current assets	1	15	36	(14)
Accounts payable	7	17	(22)	71
Accrued and other current liabilities	51	77	(155)	(280)
Deferred revenue	8	61	12	113
Income taxes	38	72	(52)	167
Other	12	2	33	31
Net cash provided by continuing operating activities	540	662	1,619	1,804
Net cash provided by discontinued operating activities	84	87	294	279
Net cash provided by operating activities	624	749	1,913	2,083
Cash Flows From Investing Activities:
Capital expenditures	(175)	(190)	(600)	(635)
Proceeds from sale of property, plant, and equipment	7	104	17	129
Acquistion of businesses, net of cash acquired	1	(504)	(1,725)	(522)
Proceeds from sale of discontinued operations, net of cash retained by sold operations	2,957	—	2,957	—
Other	14	(6)	12	(10)
Net cash provided by (used in) continuing investing activities	2,804	(596)	661	(1,038)
Net cash used in discontinued investing activities	(3)	(8)	(25)	(37)
Net cash provided by (used in) investing activities	2,801	(604)	636	(1,075)
Cash Flows From Financing Activities:
Net decrease in commercial paper	(131)	(48)	(328)	(23)
Proceeds from issuance of long-term debt	—	999	617	1,322
Repayment of long-term debt	—	—	(473)	(360)
Proceeds from exercise of share options	6	16	103	156
Repurchase of common shares	(512)	(126)	(1,023)	(578)
Payment of common share dividends to shareholders	(132)	(119)	(502)	(443)
Transfer from discontinued operations	81	79	269	242
Other	2	(7)	—	(9)
Net cash provided by (used in) continuing financing activities	(686)	794	(1,337)	307
Net cash used in discontinued financing activities	(81)	(79)	(269)	(242)
Net cash provided by (used in) financing activities	(767)	715	(1,606)	65
Effect of currency translation on cash	(30)	(16)	(71)	(19)
Net increase in cash and cash equivalents	2,628	844	872	1,054
Cash and cash equivalents at beginning of period	701	1,613	2,457	1,403
Cash and cash equivalents at end of period	$3,329	$2,457	$3,329	$2,457

Supplemental Cash Flow Information:
Interest paid	$18	$10	$128	$118
Income taxes paid, net of refunds	69	74	350	259

Reconciliation to Free Cash Flow:
Net cash provided by continuing operating activities	$540	$662	$1,619	$1,804
Capital expenditures, net	(168)	(86)	(583)	(506)
Payments related to pre-separation U.S. tax matters, net	17	—	40	179
Free cash flow (1)	$389	$576	$1,076	$1,477

(1) Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Years Ended
	September 25,		September 26,		September 25,		September 26,
	2015		2014		2015		2014
	($ in millions)
Net Sales:
Transportation Solutions	$1,508		$1,493		$6,351		$6,090
Industrial Solutions	792		901		3,179		3,302
Communications Solutions	684		678		2,703		2,581
Total	$2,984		$3,072		$12,233		$11,973

Operating Income:
Transportation Solutions	$272	18.0%	$297	19.9%	$1,193	18.8%	$1,245	20.4%
Industrial Solutions	84	10.6	113	12.5	352	11.1	431	13.1
Communications Solutions	51	7.5	41	6.0	204	7.5	129	5.0
Total	$407	13.6%	$451	14.7%	$1,749	14.3%	$1,805	15.1%

Adjusted Operating Income (1):
Transportation Solutions	$306	20.3%	$305	20.4%	$1,293	20.4%	$1,253	20.6%
Industrial Solutions	110	13.9	142	15.8	429	13.5	469	14.2
Communications Solutions	72	10.5	41	6.0	270	10.0	137	5.3
Total	$488	16.4%	$488	15.9%	$1,992	16.3%	$1,859	15.5%

(1) Adjusted operating income is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NET SALES GROWTH (UNAUDITED)

							Percentage of
							Segment’s Total
	Change in Net Sales for the Quarter Ended September 25, 2015						Net Sales for the
	versus Net Sales for the Quarter Ended September 26, 2014						Quarter Ended
	Organic (1)		Translation (2)	Acquisitions	Total		September 25, 2015
	($ in millions)
Transportation Solutions (3):
Automotive	$39	3.1%	$(135)	$—	$(96)	(7.8)%	75%
Commercial Transportation	(8)	(3.8)	(18)	—	(26)	(12.2)	12
Sensors	(4)	(7.0)	(5)	146	137	263.5	13
Total	27	1.8	(158)	146	15	1.0	100%
Industrial Solutions (3):
Industrial Equipment	(12)	(3.1)	(28)	20	(20)	(5.5)	43
Aerospace, Defense, Oil, and Gas	(37)	(11.1)	(19)	5	(51)	(15.6)	35
Energy	(10)	(4.9)	(28)	—	(38)	(18.0)	22
Total	(59)	(6.5)	(75)	25	(109)	(12.1)	100%
Communications Solutions (3):
Data and Devices	(82)	(19.5)	(19)	—	(101)	(23.8)	47
Appliances	2	0.8	(11)	—	(9)	(5.4)	23
Subsea Communications	116	134.9	—	—	116	134.9	30
Total	36	5.3	(30)	—	6	0.9	100%
Total	$4	0.1%	$(263)	$171	$(88)	(2.9)%

							Percentage of
							Segment’s Total
	Change in Net Sales for the Year Ended September 25, 2015						Net Sales for the
	versus Net Sales for the Year Ended September 26, 2014						Year Ended
	Organic (1)		Translation (2)	Acquisitions	Total		September 25, 2015
	($ in millions)
Transportation Solutions (3):
Automotive	$256	5.1%	$(472)	$—	$(216)	(4.3)%	75%
Commercial Transportation	(9)	(1.0)	(63)	—	(72)	(8.2)	13
Sensors	3	1.5	(21)	567	549	274.5	12
Total	250	4.1	(556)	567	261	4.3	100%
Industrial Solutions (3):
Industrial Equipment	12	0.9	(96)	43	(41)	(3.0)	42
Aerospace, Defense, Oil, and Gas	(17)	(1.5)	(71)	99	11	1.0	36
Energy	(2)	(0.3)	(91)	—	(93)	(11.7)	22
Total	(7)	(0.2)	(258)	142	(123)	(3.7)	100%
Communications Solutions (3):
Data and Devices	(224)	(13.6)	(60)	—	(284)	(17.3)	50
Appliances	15	2.3	(35)	—	(20)	(3.0)	24
Subsea Communications	426	150.5	—	—	426	150.5	26
Total	217	8.4	(95)	—	122	4.7	100%
Total	$460	3.8%	$(909)	$709	$260	2.2%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 25, 2015

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$272	$5	$29	$—	$306
Industrial Solutions	84	6	20	—	110
Communications Solutions	51	—	21	—	72
Total	$407	$11	$70	$—	$488

Operating Margin	13.6%				16.4%

Other Income, Net	$9	$—	$—	$(5)	$4

Income Tax Expense	$(252)	$1	$(17)	$168	$(100)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$136	$12	$53	$163	$364

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.34	$0.03	$0.13	$0.40	$0.90

(1) Includes $9 million of acquisition and integration costs and $2 million of non-cash amortization associated with fair value adjustments related to acquired inventories and customer order backlog recorded in cost of sales.

(2) Includes $216 million of income tax charges associated with the tax impacts of certain intercompany legal entity restructurings made in connection with our integration of Measurement Specialties, Inc.  Also includes $63 million of income tax benefits associated with the settlement of audits of prior year income tax returns.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 26, 2014

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$297	$4	$4	$—	$305
Industrial Solutions	113	29	—	—	142
Communications Solutions	41	—	—	—	41
Total	$451	$33	$4	$—	$488

Operating Margin	14.7%				15.9%

Other Income, Net	$6	$—	$—	$—	$6

Income Tax (Expense) Benefit	$185	$(7)	$3	$(282)	$(101)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$614	$26	$7	$(282)	$365

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$1.48	$0.06	$0.02	$(0.68)	$0.88

(1) Includes $29 million of acquisition and integration costs and $4 million of non-cash amortization associated with fair value adjustments primarily related to acquired inventories and customer order backlog recorded in cost of sales.

(2) Income tax benefits recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 25, 2015

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$1,193	$61	$39	$—	$1,293
Industrial Solutions	352	33	44	—	429
Communications Solutions	204	—	66	—	270
Total	$1,749	$94	$149	$—	$1,992

Operating Margin	14.3%				16.3%

Other Income (Expense), Net	$(55)	$—	$—	$84	$29

Income Tax Expense	$(337)	$(22)	$(29)	$(36)	$(424)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$1,238	$72	$120	$48	$1,478

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$3.01	$0.18	$0.29	$0.12	$3.60

(1) Includes $55 million of acquisition and integration costs, $36 million of non-cash amortization associated with fair value adjustments related to acquired inventories and customer order backlog recorded in cost of sales, and $3 million of restructuring costs.

(2) Includes $264 million of income tax benefits associated with the settlement of audits of prior year income tax returns as well as the related impact of $84 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien. Also includes $216 million of income tax charges associated with the tax impacts of certain intercompany legal entity restructurings made in connection with our integration of Measurement Specialties, Inc. and $29 million of income tax charges for the tax impacts of certain intercompany dividends related to the restructuring and sale of the Broadband Network Solutions business.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 26, 2014

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$1,245	$4	$4	$—	$1,253
Industrial Solutions	431	31	7	—	469
Communications Solutions	129	—	8	—	137
Total	$1,805	$35	$19	$—	$1,859

Operating Margin	15.1%				15.5%

Other Income, Net	$63	$—	$—	$(39)	$24

Income Tax Expense	$(146)	$(7)	$(4)	$(239)	$(396)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$1,614	$28	$15	$(278)	$1,379

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$3.87	$0.07	$0.04	$(0.67)	$3.31

(1) Includes $31 million of acquisition and integration costs and $4 million of non-cash amortization associated with fair value adjustments primarily related to acquired inventories and customer order backlog recorded in cost of sales.

(2) Includes income tax benefits of $282 million recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards and income tax expense related to adjustments to prior year income tax returns. In addition, other income includes amounts related to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters, including $18 million related to our share of a settlement agreement entered into by Tyco International with a former subsidiary.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 26, 2014

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$295	$41	$1	$—	$337
Industrial Solutions	86	10	2	—	98
Communications Solutions	44	—	22	—	66
Total	$425	$51	$25	$—	$501

Operating Margin	13.9%				16.4%

Other Income (Expense), Net	$(70)	$—	$—	$83	$13

Income Tax (Expense) Benefit	$109	$(14)	$(1)	$(211)	$(117)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$435	$37	$24	$(128)	$368

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$1.05	$0.09	$0.06	$(0.31)	$0.89

(1) Includes $24 million of acquisition and integration costs and $27 million of non-cash amortization associated with fair value adjustments related to acquired inventories and customer order backlog recorded in cost of sales.

(2) Includes $189 million of income tax benefits associated with the settlement of audits of prior year income tax returns as well as the related impact of $83 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien. Also includes income tax benefits related to the impacts of certain non-U.S. tax law changes and the associated reduction in the valuation allowance for tax loss carryforwards.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES

TO FORWARD-LOOKING GAAP FINANCIAL MEASURES

As of October 28, 2015

(UNAUDITED)

	Outlook for
	Quarter Ending
	December 25,	Outlook for
	2015	Fiscal 2016
Diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (GAAP)	$0.62 - $0.70	$3.61 - $4.01
Restructuring and other charges, net	0.08	0.16
Acquisition related charges	0.02	0.03
Adjusted diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (non-GAAP) (1)	$0.72 -$0.80	$3.80 - $4.20

Net sales growth (GAAP)	(11) - (5)%	(2) - 4%
Translation	5 -6	2
(Acquisitions) divestitures	(1)	—
Organic net sales growth (non-GAAP) (1)	(7) - 0%	0 - 6%

(1) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

IMPACT OF CHANGES IN FOREIGN CURRENCY EXCHANGE RATES

(UNAUDITED)

			Adjusted
			Operating
	Net Sales		Income (1)	Adjusted EPS (1)
	(in millions, except per share data)
Quarter ended September 26, 2014	$3,072		$488	$0.88
Impact of changes in foreign currency exchange rates	(274	)(2)	(57)	(0.11)
Operational performance	186		57	0.13
Quarter ended September 25, 2015	$2,984		$488	$0.90

			Adjusted
			Operating
	Net Sales		Income (1)	Adjusted EPS (1)
	(in millions, except per share data)
Year ended September 26, 2014	$11,973		$1,859	$3.31
Impact of changes in foreign currency exchange rates	(955	)(3)	(177)	(0.33)
Operational performance	1,215		310	0.62
Year ended September 25, 2015	$12,233		$1,992	$3.60

	Net Sales	Adjusted EPS (1)
	(in millions, except per share data)
Quarter ended December 26, 2014	$3,049	$0.89
Impact of changes in foreign currency exchange rates	(167)	(0.05)
Operational performance	(82)	(0.08)
Outlook for the quarter ending December 25, 2015 (4)	$2,800	$0.76

	Net Sales	Adjusted EPS (1)
	(in millions, except per share data)
Year ended September 25, 2015	$12,233	$3.60
Impact of changes in foreign currency exchange rates	(262)	(0.10)
Operational performance	429	0.50
Outlook for the year ending September 30, 2016 (4)	$12,400	$4.00

(1) See description of non-GAAP measures contained in this release.

(2) Includes $11 million impact of changes in foreign currency exchange rates on sales from acquisitions.

(3) Includes $46 million impact of changes in foreign currency exchange rates on sales from acquisitions.

(4) Outlook is as of October 28, 2015.